Exhibit 23.1(a)

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the references to our firm and to our report dated March 16, 2001 on the financial statements of Energy Search, Incorporated (the "Company") for the years ended December 31, 1999 and December 31, 2000 ("Report") contained in the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2000 (the "2000 10-KSB"). We further consent to the use in the 2000 10-KSB of our report on Supplementary Information dated March 16, 2001 (the "Report on Supplementary Information") which is presented as supplementary information to the December 31, 2000 financial statements of the Company. We also hereby consent to the incorporation by reference of our Report and the Report on Supplementary Information contained in the 2000 10-KSB into the Company's Registration Statement on Form S-3 (No. 333-58407), Registration Statement on Form S-8 (No. 333-80649) and Registration Statement on Form S-8 (No. 333-86849).

/s/ Plante & Moran, LLP April 2, 2001 Grand Rapids, Michigan